UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Murphy Oil Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following materials relate to the Notice of Annual Meeting and Proxy Statement for the 2020 Annual Meeting of Stockholders of Murphy Oil Corporation (the “Company”), dated March 30, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) scheduled to be held on Wednesday, May 13, 2020. These definitive additional materials are being filed with the U.S. Securities and Exchange Commission and are being made available to stockholders on or about April 20, 2020.

PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

NOTICE OF CHANGE OF LOCATION AND TIME FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

To the STOCKHOLDERS of MURPHY OIL CORPORATION:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the location and time of the 2020 Annual Meeting has changed.

As previously announced, the 2020 Annual Meeting will be held on Wednesday, May 13, 2020. However, in the interest of the health and safety of everyone given COVID-19 and guidance from public health authorities, the 2020 Annual Meeting on May 13, 2020 will now be held via virtual-only format. Additionally, in order to accommodate the virtual meeting, the time of the 2020 Annual Meeting has changed to 2:00 p.m. Central Daylight Time. Stockholders will not be able to attend the 2020 Annual Meeting in person, as there will be no physical meeting.

As described in the previously distributed proxy materials for the 2020 Annual Meeting, attendance at the meeting is open to stockholders of record at the close of business on March 16, 2020, Company employees and guests. Stockholders of record of Murphy common stock at the close of business on March 16, 2020, the record date, can participate in the 2020 Annual Meeting via the virtual meeting website below.

Stockholders will need their control number included on their Notice, proxy card or voting instruction form to be admitted to the meeting as a stockholder, vote their shares and ask questions. Those without a control number may attend as guests, but will not have the option to vote or ask questions during the meeting.

Murphy Oil Corporation Annual Stockholders Meeting:

Date: Wednesday, May 13, 2020

Time: 2:00 p.m. Central Daylight Time / 3:00 p.m. Eastern Daylight Time

Virtual Location: www.virtualshareholdermeeting.com/MUR2020

Stockholders are encouraged to log in to this website and pre-register for the webcast before the start time of the virtual-only 2020 Annual Meeting. Online check-in will begin 15 minutes prior to the start of the meeting. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.

Your vote is important. We encourage you to submit your proxy before the 2020 Annual Meeting by one of the methods described in your proxy materials, even if you plan to attend the virtual-only 2020 Annual Meeting. Please note that the Notice, proxy card or voting instruction form included with the previously distributed proxy materials will not be updated to reflect the change in location or time. You may continue to use the Notice, proxy card or voting instruction form to submit your proxy in connection with the 2020 Annual Meeting.

By Order of the Board of Directors,

E. Ted Botner

Vice President and Corporate Secretary

April 20, 2020

The 2020 Annual Meeting on May 13, 2020 at 2:00 p.m. Central Daylight Time will be available at www.virtualshareholdermeeting.com/MUR2020. The proxy statement and Annual Report are available on our Investor Relations website at www.proxydocs.com/MUR. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.